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                                                                  Exhibit 23 (a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement of Pegasus Communications Corporation on Form S-8 of our report dated February 11, 2000, relating to the financial statements and financial statement schedules, which appears in Pegasus Communications Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.


/s/   PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 2, 2000